Exhibit 99.1
JOINT FILING STATEMENT
     We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by any or all of us will be filed, on behalf of each of us.

Dated: July 3, 2007	/s/ NALINKANT AMRATLAL RATHOD
Nalinkant Amratlal Rathod

Dated: July 3, 2007	Asia Pacific Investment Holdings Limited
	By:	/s/ NALINKANT AMRATLAL RATHOD
		Name:	NalinKant Amratlal Rathod
		Title:	Director

Dated: July 3, 2007	Technology Resources & Investments Limited
	By:	/s/ NALINKANT AMRATLAL RATHOD
		Name:	NalinKant Amratlal Rathod
		Title:	Director

Dated: July 3, 2007	/s/ JAMES M. BELCHER
James M. Belcher